EMPLOYMENT AGREEMENT

         This employment agreement (this "Agreement") is made as of the 10th day of September, 2002 by and between Integra LifeSciences Holdings Corporation, a Delaware Corporation (the "Company") and David B. Holtz ("Executive").

                                   Background

         Executive is currently the Senior Vice President, Finance, of Company. Company desires to continue to employ Executive, and Executive desires to remain in the employ of Company, on the terms and conditions contained in this Agreement. Executive will be substantially involved with Company's operations and management and will learn trade secrets and other confidential information relating to Company and its customers; accordingly, the noncompetition covenant and other restrictive covenants contained in Section 14 of this Agreement constitute essential elements hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intended to be legally bound hereby, the parties hereto agree as follows:

                                      Terms

         1. Definitions. The following words and phrases shall have the meanings set forth below for the purposes of this Agreement (unless the context clearly indicates otherwise):

                (a) "Base Salary" shall have the meaning set forth in Section 5.

                (b) "Board" shall mean the Board of Direcetors of Company, or any successor thereto.

                (c) "Cause," as determined by the Board in good faith,
                    shall mean Executive has --

                        (1) failed to perform his stated duties in all material
                            respects, which failure continues for 15 days after his receipt of written notice of the failure;

                        (2) intentionally and materially breached any provision
                            of this Agreement and not cured such breach (if curable) within 15 days of his receipt of written notice of the breach;

                        (3) demonstrated his personal dishonesty in connection
                            with his employment by Company;

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                        (4) engaged in willful misconduct in connection with his
                            employment with the Company;

                        (5) engaged in a breach of fiduciary duty in connection
                            with his employment with the Company; or

                        (6) willfully violated any law, rule or regulation, or
                            final cease-and-desist order (other than traffic violations or similar offenses) or engaged in other serious misconduct of such a nature that his continued employment may reasonably be expected to cause the Company substantial economic or reputational injury.

                (d)         A "Change in Control" of Company shall be deemed to
                           have occurred:

                       (1) if the "beneficial ownership" (as defined in Rule
                           13d-3 under the Securities Exchange Act of 1934) of securities representing more than fifty percent (50%) of the combined voting power of Company Voting Securities (as herein defined) is acquired by any individual, entity or group (a "Person"), other than Company, any trustee or other fiduciary holding securities under any employee benefit plan of Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company (for purposes of this Agreement, "Company Voting Securities" shall mean the then outstanding voting securities of Company entitled to vote generally in the election of directors); provided, however, that any acquisition from Company or any acquisition pursuant to a transaction which complies with clauses
                           (i), (ii) and (iii) of paragraph (3) of this definition shall not be a Change in Control under this paragraph (1); or

                       (2) if  individuals  who, as of the date hereof,
                           constitute the Board (the  "Incumbent  Board")
                           cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director  subsequent to
                           the date hereof whose election, or nomination for election by Company's stockholders, was approved by a vote of at least a majority of the directors
                           then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors
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                           or other actual or threatened solicitation of proxies
                           or consents by or on behalf of a Person other than the Board; or

                       (3) upon consummation by Company of a reorganization,
                           merger or consolidation or sale or other
                           disposition of all or substantially all of the assets of Company or the acquisition of assets or stock of any entity (a "Business Combination"), in each case, unless immediately following such Business Combination: (i) Company Voting Securities outstanding immediately prior to such Business Combination (or if such Company Voting Securities were converted pursuant to such Business Combination, the shares into which such Company Voting Securitie were converted) (x) represent, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (the "Surviving Corporation"), or, if applicable, a corporation which as a result of such transaction owns Company or all or substantially all of Company's assets either directly or through one or more subsidiaries (the "Parent Corporation") and (y) are held in substantially the same proportions after such Business Combination as they were immediately prior to such Business Combination; (ii) no Person (excluding any employee benefit plan (or related trust) of Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the
                           Parent   Corporation  (or,  if  there  is  no
                           Parent Corporation, the Surviving Corporation) except to the extent that such ownership of Company existed prior to the Business Combination; and
                           (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

                       (4) upon approval by the stockholders of Company of a
                           complete liquidation or dissolution of Company.

                (e)  "Code" shall mean the Internal Revenue Code of 1986,
                      as amended.

                (f) "Company" shall mean Integra LifeSciences Holdings Corporation and any corporation, partnership or other entity owned directly or indirectly, in whole or in part, by Integra LifeSciences Holdings Corporation.
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                (g)   "Disability" shall mean Executive's inability to
                      perform his duties hereunder by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not fewer than six months.

                (h)   "Good Reason" shall mean:


                       (1) a material breach of this Agreement  by Company
                           which is not cured by Company within 15 days of its receipt of written notice of the breach;

                       (2) without Executive's express written consent, the
                           Company reduces Executive's Base Salary or the aggregate fringe benefits provided to Executive (except to the extent permitted by Section 5 or Section 6, respectively) or substantially alters the Executive's authority and/or title as set forth in Section 2 hereof in a manner reasonably construed to constitute a demotion; provided, Executive resigns within 90 days after the change objected to; and provided further that neither (i)
` the appointment of a Chief Financial Officer to whom Executive will report nor (ii) the appointment of Executive as president of European operations or similar positions shall be deemed to constitute a demotion hereunder; or

                        (3) without Executive's express written consent,
                            Executive fails at any point during the one-year period following a Change in Control to hold the title and authority (as set forth in Section 2 hereof) with the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) that Executive held with the Company immediately prior to the Change of Control, provided Executive resigns within one year of the Change in Control;

                        (4) Company fails to obtain the assumption of this
                            Agreement by any successor to Company.

                (i)   "Principal Executive Office" shall mean Company's
                       principal office for executives, presently located at 311 Enterprise Drive, Plainsboro, New Jersey 08536.

                (j)   "Retirement" shall mean the termination of
                       Executive's employment with Company in accordance with the retirement policies, including early retirement policies, generally applicable to Company's salaried employees.
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                (k)    "Termination Date" shall mean the date specified in
                        the Termination Notice.

                (l)    "Termination Notice" shall mean a dated notice which:
                        (i) indicates the specific termination provision in this Agreement relied upon (if any); (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Executive's employment under such provision; (iii) specifies a Termination Date; and (iv) is given in the manner specified in Section 15(h).

        2. Employment. Company hereby employs Executive as Senior Vice President, Finance, responsible for the Finance Department of the Company, and Executive hereby agrees to accept such employment and agrees to render services to Company in such capacity (or in such other capacity in the future as the Board may reasonably deem equivalent to such position) on the terms and conditions set forth in this Agreement. Executive's primary place of employment shall be at the Principal Executive Office and Executive shall report to the Chief Executive Officer.

        3. Term.

                (a)          Term and Renewal of Agreement. Unless earlier
                           terminated by Executive or Company as provided in
                           Section 10 hereof, the term of Executive's employment under this Agreement shall commence on the date of this Agreement and terminate on December 31, 2003. Subject to subsection 3(b), this Agreement shall be deemed automatically, without further action, to extend for an additional year on December 31, 2003 and each anniversary thereof.

                (b)          Annual Review. Prior to December 31, 2003 and each
                           anniversary thereof, the Board shall consider extending the term of this Agreement. The term shall continue to extend in the manner set forth in subsection 3(a) unless either the Board does not approve the extension and provides written notice to Executive of such event, or Executive gives written notice to Company of Executive's election not to extend the term. In either case, the written notice shall be given not fewer than 30 days prior to any such renewal date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

        4.                         Duties. Executive shall:

                (a)          faithfully and diligently do and perform all such
                           acts and duties, and furnish such services as are assigned to Executive as of the date this Agreement is signed, and (subject to Section 2) such
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                           additional acts, duties and services as the Board
                           may assign in the future; and

                (b)          devote his full professional time, energy, skill
                           and best efforts to the performance of his duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company, and shall not be employed by or participate or engage in or in any manner be a part of the management or operations of any business enterprise other than Company without the prior consent of the Chief Executive Officer or the Board, which consent may be granted or withheld in his or its sole discretion; provided, however, that notwithstanding the foregoing, Executive may serve on civic or charitable boards or committees so long as such service does not materially interfere with Executive's obligations pursuant to this Agreement.

         5. Compensation. Company shall compensate Executive for his services at a minimum base salary of $185,000 per year ("Base Salary"), payable in periodic installments in accordance with Company's regular payroll practices in effect from time to time. Executive's Base Salary shall be subject to annual reviews, but may not be decreased without Executive's express written consent (unless the decrease is pursuant to a general compensation reduction applicable to all, or substantially all, executive officers of Company). Bonus payments may be made as determined appropriate by the Board in its sole discretion.

         6. Benefit Plans. Executive shall be entitled to participate in and receive benefits under any employee benefit plan or stock-based plan of Company, and shall be eligible for any other plans and benefits covering executives of Company, to the extent commensurate with his then duties and responsibilities fixed by the Board. Company shall not make any change in such plans or benefits that would adversely affect Executive's rights thereunder, unless such change affects all, or substantially all, executive officers of the Company.

         7. Vacation. Executive shall be entitled to paid annual vacation in accordance with the policies established from time to time by the Board, which shall in no event be fewer than three weeks per annum.

         8. Business Expenses. Company shall reimburse Executive or otherwise pay for all reasonable expenses incurred by Executive in furtherance of or in connection with the business of Company, including, but not limited to, automobile and traveling expenses and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Company.

         9. Disability. In the event Executive incurs a Disability, Executive's obligation to perform services under this Agreement will terminate, and the Board may terminate this Agreement upon written notice to Executive.
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        10.      Termination.

                (a)           Termination without Salary Continuation. In the
                           event(i)Executive terminates his employment hereunder other than for Good Reason, or (ii) Executive's employment is terminated by Company due to his Retirement, or death, or for Cause, Executive shall have no right to compensation or other benefits pursuant to this Agreement for any period after his last day of active employment.

                (b)          Termination with Salary Continuation (No Change in
                           Control). Except as provided in subsection 10(c) in the event of a Change in Control, in the event (i) Executive's employment is terminated by Company for a reason other than Retirement, death or Cause, or (ii) Executive terminates his employment for Good Reason, or (iii) Company shall fail to extend this Agreement pursuant to the provisions of Section 3, then Company shall:

                      (1)  pay Executive a severance amount equal to
                          Executive's Base Salary (determined without regard to any reduction in violation of Section 5) as of his last day of active employment; the severance amount shall be paid in a single sum on the first business day of the month following the Termination Date; and

                       (2)  maintain and provide to Executive, at no cost to
                          Executive, for a period ending at the earliest of (i) the first anniversary of the Termination Date; (ii) the date of Executive's full-time employment by another employer; or (iii) Executive's death, continued participation in all group insurance, life insurance, health and accident, disability, and other employee benefit plans in which Executive would have been entitled to participate had his employment with Company continued throughout such period, provided that such participation is not prohibited by the terms of the plan or by Company for legal reasons.

                (c)        Termination with Salary Continuation (Change in
                         Control). Notwithstanding anything to the contrary set forth in subsection 10(b), in the event within twelve months of a Change in Control: (i) Executive terminates his employment for Good Reason, or (ii) Executive's employment is terminated by Company for a reason other than Retirement, death or Cause, or
                         (iii) Company shall fail to extend this Agreement pursuant to Section 3, then Company shall:

                      (1)  pay Executive a severance amount equal to 2.99
                          times Executive's Base Salary (determined without regard to any reduction in violation of Section 5) as of his last day of active employment; the severance amount shall be paid in a single sum on the first business day of the month following the Termination Date;

                      (2)   maintain and provide to Executive, at no cost to
                           Executive, for a period ending at the earliest of (i) the fifth anniversary of the date of this Agreement; or (ii) Executive's death, continued participation in all group insurance, life insurance, health and accident, disability, and other employee benefit plans in which Executive would have been entitled to participate had his employment with Company continued throughout such period, provided that such participation is not prohibited by the terms of the plan or by Company for legal reasons; and

                      (3)   pay to Executive all reasonable legal fees and
                           expenses incurred by Executive as a result of such termination of employment (including all fees and expenses, if any, incurred by Executive in contesting or disputing any such termination or in seeking to obtain to enforce any right or benefit provided to Executive by this Agreement whether by arbitration or otherwise).

               (d) Termination Notice. Except in the event of Executive's death, a termination under this Agreement shall be effected by means of a Termination Notice.

        11. Withholding. Company shall have the right to withhold from all payments made pursuant to this Agreement any federal, state, or local taxes and such other amounts as may be required by law to be withheld from such payments.

        12. Assignability. Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any entity to which Company may transfer all or substantially all of its assets, if in any such case said entity shall expressly in writing assume all obligations of Company hereunder as fully as if it had been originally made a party hereto. Company may not otherwise assign this Agreement or its rights and obligations hereunder. This Agreement is personal to Executive and his rights and duties hereunder shall not be assigned except as expressly agreed to in writing by Company.

         13. Death of Executive. Any amounts due Executive under this Agreement (not including any Base Salary not yet earned by Executive) unpaid as of the date of Executive's death shall be paid in a single sum as soon as practicable after Executive's
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death to Executive's surviving spouse, or if none, to the duly appointed personal representative of his estate.

        14.      Restrictive Covenants.

              (a) Covenant Not to Compete.  During the term of this Agreement and for a period of one (1) year following the Termination Date, Executive shall not directly or indirectly:(i) engage, anywhere within the geographical areas in which Company is conducting business operations or providing services as of the date of Executive's termination of employment, in the development, manufacturing or selling of medical devices for use by neurosurgeons, or any other business the revenues of which constituted at least 30% of Company's revenues during the six (6) month period prior to the Termination Date (the "Business"); (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity engaged in the Business; (iii) seek in competition with the business of the Company to procure orders from or do business with any customer of Company; (iv) solicit or contact with a view to the engagement or employment by any person or entity of any person who is an employee of Company; (v) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of Company) any person or entity who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to Company; or (vi) engage in or participate in any effort or act to induce any of the customers, associates, consultants, or employees of Company to take any action which might be disadvantageous to Company; provided, however, that nothing herein shall prohibit Executive and his affiliates from owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged.

             (b) Confidentiality. Executive acknowledges a duty of confidentiality owed to Company and shall not, at any time during or after his employment by Company, retain in writing, use, divulge, furnish, or make accessible to anyone, without
                  the  express   authorization  of  the  Board,  any  trade
                  secret, private or confidential information or knowledge of Company obtained or acquired by him while so employed.
                  All computer software, business cards, telephone lists, customer lists, price lists, contract forms, catalogs, Company books, records, files and know-how acquired while an employee of Company are acknowledged to be the property of Company and shall not be duplicated, removed from Company's possession or premises or made use of other than in pursuit of Company's business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against Company and, upon termination of employment for any reason, Executive shall deliver to Company all copies thereof which are then in his possession or under his control. No information shall be treated as "confidential information" if it is generally available public knowledge at the time of disclosure or use by Executive.

              (c) Inventions and Improvements. Executive shall promptly
                  communicate to Company all ideas, discoveries and inventions which are or may be useful to Company or its business. Executive acknowledges that all such ideas, discoveries, inventions, and improvements which heretofore have been or are hereafter made, conceived, or reduced to practice by him at any time during his employment with Company heretofore or hereafter gained by him at any time during his employment with Company are the property of Company, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions and improvements to Company foR its sole use and benefit, without additional compensation. The provisions of this Section 14(c) shall apply whether such ideas, discoveries, inventions, or improvements were or are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to Company's business interests (including potential business interests), and whether or not within the specific realm of his duties. Executive shall, upon request of Company, but at no expense to Executive, at any time during or after his employment with Company, sign all instruments and documents reasonably requested by Company and otherwise cooperate with Company to protect its right to such ideas, discoveries, inventions, or improvements including applying for, obtaining and enforcing patents and copyrights thereon in such countries as Company shall determine.

               (d)          Breach of Covenant. Executive expressly
                          acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 14 and that Company, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including injunctions and specific performance, in any court of competent jurisdiction. If any of the provisions of this Section 14 are held to be in any respect unenforceable, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable.

        15.     Miscellaneous.

                (a)          Amendment. No provision of this Agreement may be
                           amended unless such amendment is signed by Executive and such officer as may be specifically designated by the Board to sign on Company's behalf.

                (b)          Nature of Obligations. Nothing contained herein
                           shall create or require Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that Executive acquires a right to receive benefits from Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

                (c)          Prior Employment. Executive represents and warrants
                           that his acceptance of employment with Company has not breached, and the performance of his duties hereunder will not breach, any duty owed by him to any prior employer or other person.

                (d)          Headings. The Section headings contained in this
                           Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation or this Agreement. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

                (e)          Gender and Number. Whenever used in this
                           Agreement, a masculine pronoun is deemed to include the feminine and a neuter pronoun is deemed to include both the masculine and the feminine, unless the context clearly indicates otherwise. The singular form, whenever used herein, shall mean or include the plural form where applicable.

                (f)          Severability. If any provision of this Agreement or
                           the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable any other provision of this Agreement and shall not affect the application of any provision to other persons or circumstances.

                (g)          Binding Effect. This Agreement shall be binding
                           upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators.

                (h)          Notice. For purposes of this Agreement, notices and
                           all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by documented overnight delivery service or by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                           To the Company:

                                    Integra LifeSciences Holdings Corporation
                                    311 Enterprise Drive
                                    Plainsboro, New Jersey 08536
                                    Attn:  President

                           With a copy to:

                                    The Company's General Counsel

                           To the Executive:

                                    David B. Holtz
                                    Chez Richard Carossi
                                    46 Chemin St. Jean
                                    06130 Grasse, France

                (i)            Entire Agreement. This Agreement sets forth the
                           entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof.

                (j)            Governing Law. The validity, interpretation,
                           construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of New Jersey.

                  IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


INTEGRA LIFESCIENCES HOLDINGS                        EXECUTIVE
         CORPORATION


By: /s/ Stuart M. Essig                                 /s/ David B. Holtz
Its:  President and Chief Executive Officer